Exhibit 10.5

MFA FINANCIAL, INC.

AMENDED AND RESTATED 2010 EQUITY COMPENSATION PLAN

PHANTOM SHARE AWARD AGREEMENT

(VESTED AWARD)

AGREEMENT, dated as of the ___ day of _________, 20__ (the “Grant Date”), by and between MFA Financial, Inc., a Maryland corporation (the “Company”), and ____________ (the “Grantee”).

WHEREAS, the Company maintains the MFA Financial, Inc. Amended and Restated 2010 Equity Compensation Plan, as it may be amended from time to time (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Grantee, as an employee of the Company, is an Eligible Person; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant Phantom Shares to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.                                      Grant of Phantom Shares.

The Company hereby grants the Grantee ______ Phantom Shares. The Phantom Shares are subject to the terms and conditions of this Agreement and are also subject to the provisions of the Plan.  The Plan is hereby incorporated by reference as though set forth herein in its entirety.

2.                                      Vesting.

The Phantom Shares shall be fully vested as of the Grant Date and shall be settled in accordance with paragraph 3.

3.                                      Settlement.

Each Phantom Share shall be settled in one share of Common Stock of the Company (a “Share”) within 30 days following the first to occur of: (i) the third anniversary of the Grant Date; or (ii) a Change in Control.

4.                                      Dividend Equivalent Rights

A DER is hereby granted to the Grantee, consisting of the right to receive, with respect to each outstanding Phantom Share, a cash payment in an amount equal to the cash dividend distributions paid in the ordinary course on a Share to the Company’s stockholders (each, a “Dividend Payment”).  The Company shall provide such cash payment to the Grantee within 15 days of the date on which the Dividend Payment is paid to the Company’s stockholders, and in any event no later than December 31 of the year in which the Dividend Payment is paid.

5.                                      Miscellaneous.

(a)                                 The value of a Phantom Share may decrease depending upon the Fair Market Value of a Share from time to time. Neither the Company nor the Committee, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the Phantom Shares. If the value of such Phantom Shares decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b)                                 With respect to this Agreement, (i) the Phantom Shares are bookkeeping entries and the Grantee shall not have any rights of a shareholder with respect to Common Stock unless and until the Phantom Shares vest and are settled by the issuance of such Shares of Common Stock, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The award of Phantom Shares is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)                                  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)                                 The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantee.

(e)                                  All notices hereunder shall be in writing and, if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee and, if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 5(e).

(f)                                   The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)                                  Nothing in this Agreement shall (i) confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or otherwise confer any additional rights or benefits upon the Grantee with respect to the Grantee’s employment with the Company or (ii) interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.

(h)                                 If any change is made to the outstanding Common Stock or the capital structure of the Company, the Phantom Shares shall be adjusted in accordance with the Plan.

(i)                                     The Phantom Shares and the rights relating thereto shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on the Phantom Shares and the rights relating thereto shall be void.

(j)                                    The Company may assign any of its rights under this Agreement.  This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Phantom Shares may be transferred by will or the laws of descent or distribution.

(k)                                 The Plan is discretionary and may be amended, suspended or discontinued by the Company at any time, in its discretion. The grant of the Phantom Shares in this Agreement does not create any contractual right or other right to receive any Phantom Shares or other Grants in the future. Future Grants, if any, will be at the sole discretion of the Company. Any amendment, suspension or discontinuation of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.

(l)                                     The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed.  No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

(m)                             The Grantee shall be required to pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to the Phantom Shares.  The Grantee may elect to have any tax withholding which becomes payable at the time the Phantom Shares are to be settled pursuant to paragraph 3 satisfied, in whole or in part, by authorizing the Company to withhold a number of Shares to be issued pursuant to this Agreement with an aggregate Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due; provided however, that no Shares shall be withheld with an aggregate value exceeding the minimum amount of tax required to be withheld by law.  In addition, at the time Federal Insurance Contributions (FICA) tax is due and payable with respect to the Phantom Shares, the number of Phantom Shares with an aggregate Fair Market Value at such time equal to the sum of: (i) the withholding amount due (the “FICA Amount”); (ii) the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of payment of the FICA Amount and (iii) the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes (collectively, the “Withheld Shares”) shall be withheld from the number of Phantom Shares otherwise payable hereunder; provided however, that no Phantom Shares shall be withheld with an aggregate value exceeding the minimum amount of tax required to be withheld by law.  Such Withheld Shares shall be used to satisfy the Grantee’s FICA tax obligations with respect to the Phantom Shares.  For the avoidance of doubt, the number of Phantom Shares granted pursuant to this Agreement shall be reduced by the number of Withheld Shares, and the Grantee shall have no further right to the Withheld Shares. Notwithstanding anything contained in the Plan or this Agreement to the contrary, the Grantee’s satisfaction of any tax withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to this Grant shall cause this Grant to be forfeited.

(n)                                 The Phantom Shares shall be subject to any applicable clawback policy implemented by the Board from time to time.

(o)                                 This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

(p)                                 This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

MFA FINANCIAL, INC.

By:
Name:
Title:

The Grantee hereby agrees and acknowledges that the Grantee will be bound by the terms and conditions of this Agreement and the Plan and that all determinations by the Committee will be final and binding on all persons.

[Grantee]